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       As filed with the Securities and Exchange Commission on November 3, 1999
                                          Registration No. 33-_________________

================================================================================
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                          ----------------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                          ----------------------------------

                                      AMERICORP
                                     -----------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                                77-0164985
          ------------                              ------------
     (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

     304 E. MAIN STREET, VENTURA CA                     93001
    --------------------------------                   -------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


                           1998 AMERICORP STOCK OPTION PLAN
                           --------------------------------
                               (FULL TITLE OF THE PLAN)

                                 GERALD J. LUKIEWSKI
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                      AMERICORP
                                  304 E. MAIN STREET
                                   VENTURA CA 93001
                                   ----------------
                       (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    (805) 658-6633
                                    --------------
            (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                    PROPOSED      PROPOSED
     TITLE OF                        MAXIMUM       MAXIMUM
    SECURITIES       AMOUNT         OFFERING      AGGREGATE       AMOUNT OF
      TO BE          TO BE            PRICE        OFFERING      REGISTRATION
    REGISTERED     REGISTERED (1)   PER SHARE (2)   PRICE (2)         FEE
-------------------------------------------------------------------------------
  Common Stock,    220,000 shares   $ 19.50       $4,290,000        $ 1,193
 $0.50 par value

--------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become subject to options under the 1998 Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 (g).

            This Registration Statement Includes a Total of 27 Pages
                             Exhibit Index on Page 9.

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PART I    INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The document containing the information in Part I and the documents incorporated by reference into this Registration Statement constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. Pursuant to the notes to Form S-8, such documents need not be filed with the Securities and Exchange Commission but must be given to participants in the 1998 Plan.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     (a) The Corporation's Annual Report on From 10-K for the year ended December 31, 1998;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since December 31, 1998; and

     (c) The description of the Common Stock contained in the Corporation's Registration Statement on Form S-4, dated September 21, 1998, and any subsequent amendment updating such description.

     Additionally, all documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and be part thereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The Corporation's Articles of Incorporation authorize the issuance of up to 5,000,000 shares of common stock, $0.50 par value.

     Holders of the Corporation's common stock are entitled to one vote, in person or by proxy, for each share held of record in the shareholder's name on the books of the Corporation as of the record date on any matter submitted to the vote of the shareholders, except that, in connection with the election of directors, the shares are entitled to be voted cumulatively.

     Each share of common stock has the same rights, preferences and priveleges as every other share and will share equally in the Corporation's net assets upon liquidation or dissolution. The Corporation's common stock has no preemptive, conversion or redemption rights or sinking

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fund provisions and all of the issued and outstanding shares of common stock, when issued, will be fully paid and nonassessable.

     The Corporation's shareholders are entitled to dividends when, as and if declared by the Corporation's board of directors out of funds legally available therefor and after satisfaction of the prior rights of holders of outstanding preferrred stock if any (subject to certain restrictions on payment of dividends imposed by the laws of California).

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          CALIFORNIA LEGISLATION

     The Corporation and its subsidiary, American Commercial Bank (the "Bank") are subject to the California General Corporation Law (the "CGCL"), which provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

     With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful "on the merits" in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suites a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

     The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

     The Bylaws of the Bank and the Corporation contain provisions substantially identical to the provisions of the CGCL.

          DIRECTORS' AND OFFICERS' LIABILITY INSURANCE

     The Corporation presently maintains a policy of directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     4a        1998 Americorp Stock Option Plan

     4b        Form of stock option agreement

     5 Opinion of Reitner & Stuart relating to the legality of securities being registered, and consent

     23a       Consent of Vavrinek, Trine, Day & Co.

     23b       Consent of Fanning & Karrh

     23c       Consent of Reitner & Stuart is contained in the opinion filed as
               Exhibit 5

ITEM 9. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Section 210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, PROVIDED that the registrant includes in the prospectus to this paragraph
      (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Section
      210.3-19 of this chapter if such financial statements and information are contained in periodic reports file with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable), each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ventura, State of California on October 25, 1999.

AMERICORP


By:     /s/  Gerald J. Lukiewski
     -------------------------------------
     GERALD J. LUKIEWSKI
     President and Chief Executive officer



By:     /s/  Keith Sciarillo
     -------------------------------------
     KEITH SCIARILLO
     Chief Financial officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                                                       Dated:

/s/ Allen W. Jue
-------------------------     Chairman of the          October 21, 1999
ALLEN W. JUE                  Board of
                              Directors

/s/ Michael T. Hribar
-------------------------     Director                 October 21, 1999
MICHAEL T. HRIBAR


-------------------------     Director                 October __, 1999
ROBERT J. LAGOMARSINO

/s/ Gerald J. Lukiewski
-------------------------     Director                 October 21, 1999
GERALD J. LUKIEWSKI

/s/ E. Thomas Martin
-------------------------     Director                 October 21, 1999
E. THOMAS MARTIN

/s/ Harry L. Maynard
-------------------------     Director                 October 21, 1999
HARRY L. MAYNARD

/s/ Edward P. Paul
-------------------------     Director                 October 21, 1999
EDWARD P. PAUL

/s/ Joseph L. Priske
-------------------------     Director                 October 21, 1999
JOSEPH L. PRISKE

/s/ Jacqueline S. Pruner
-------------------------     Director                 October 21, 1999
JACQUELINE S. PRUNER

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                                    EXHIBIT INDEX


                                                  Page at which
                                                  Exhibit Appears
                                                  in Sequentially
EXHIBIT             DESCRIPTION                   NUMBERED COPY
-------            ------------                   -------------
4a        1998 Americorp Stock Option Plan

4b        Form of stock option agreement

5         Opinion of Reitner & Stuart relating
            to the legality of securities being
            registered, and consent

23a       Consent of Vavrinek, Trine, Day & Co.

23b       Consent of Fanning & Karrh

23c       Consent of Reitner & Stuart*


-------------------------------
*  Contained in the opinion filed as Exhibit 5